Exhibit (a)(1)(g)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

December 22, 2006 - One Week After Offer Commences

We have just completed week one of the Advanced Analogic Technologies Incorporated Offer to Exchange Stock Options Granted Between August 4, 2005 and September 1, 2006 for New Options (referred to as the “Offer to Exchange”). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on January 17, 2007, unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on January 17, 2007 by:

Connie Pat

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

Fax: (408) 716-2539

E-mail: conniepat@analogictech.com

Only responses that are complete, signed and actually received by Connie Pat by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Connie Pat at:

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

(408) 737-4629

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Richard K. Williams, dated December 15, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

January 10, 2007 – Final Week

We are entering the final week of the Advanced Analogic Technologies Incorporated Offer to Exchange Stock Options Granted Between August 4, 2005 and September 1, 2006 for New Options (referred to as the “Offer to Exchange”). After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on January 17, 2006, unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on January 17, 2006 by:

Connie Pat

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

Fax: (408) 716-2539

E-mail: conniepat@analogictech.com

Only responses that are complete, signed and actually received by Connie Pat by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Connie Pat at:

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

(408) 737-4629

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Richard K. Williams, dated December 15, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

January 17, 2007– Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Advanced Analogic Technologies Incorporated Offer to Exchange Stock Options Granted Between August 4, 2005 and September 1, 2006 for New Options (referred to as the “Offer to Exchange”). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, January 17, 2007.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on January 17, 2006 by:

Connie Pat

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

Fax: (408) 716-2539

E-mail: conniepat@analogictech.com

Only responses that are complete, signed and actually received by Connie Pat by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Connie Pat at:

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

(408) 737-4629

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Richard K. Williams, dated December 15, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.